UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2017

Ultimate Rack Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54858	45-4078710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 LA TERRAZA SUITE 100

ESCONDIDO, CA 92025

(Address)

Registrant’s telephone number, including area code: 760-884-2250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Ultimate Rack Inc.

CURRENT REPORT ON FORM 8-K

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On December 12, 2014, December 14, 2014 and January 15, 2015, the Company issued three Convertible Promissory Notes.  The Company received on the referenced dates above $50,000, $5,000 and $50,000 respectively in the form of bona-fide cash transfers from each of the three non-affiliated parties (the “Holder(s)” or “Seller(s)”).

On February 17, 2017, River North Equity LLC. (the “Purchaser”), an existing note holder and creditor of the Company, having previously individually negotiated terms with the Sellers, purchased the three Notes through three separate Promissory Note Purchase agreements (the “Agreement(s)”).

Each of the three Sellers individually elected to accept consideration for the sale of their note amounts in the form of a portion of a note held by the Purchaser, dated January 9, 2015, having a principle face value of $111,111.00, and funded by bona-fide cash, in a separate un-associated issuer.

Each Seller conveyed all principle, accrued interest and penalty amounts of their note pursuant to the terms of their Agreement with the Purchaser.  The purchaser similarly conveyed all proportionate principle, accrued interest and any other accruals to each Seller as the accepted consideration.  The Company reviewed the agreement and provided consent to each Agreement.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2017	Ultimate Rack Inc.

By: /s/ Miroslaw Gorny
Miroslaw Gorny
President, Chief Operating Officer and Director (Principal Executive, Financial and Accounting Officer)